                                EXHIBIT (8)(b)(2)


AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT BY AND BETWEEN VARIABLE INSURANCE
   PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, FIDELITY DISTRIBUTORS
                  CORPORATION, AND PFL LIFE INSURANCE COMPANY

                        Participation Agreement Addendum

                                   SCHEDULE A
                                   ----------
                                    Accounts
                                    --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                                                                   Date of Resolutions of Company's
                                                                                     Board which established the
           Name of Contracts                         Name of Accounts                          Accounts
           -----------------                         ----------------                          --------
    Fidelity Income Plus Individual                 Fidelity Variable              August 24, 1979 (by an affiliate
       Variable Annuity Contracts                    Annuity Account                 subsequently acquired by the
                                                                                               Company)

   PFL Endeavor Individual and Group                 PFL Endeavor VA
       Variable Annuity Contracts                    Separate Account                      January 19, 1990


  PFL Endeavor Platinum Individual and               PFL Endeavor VA
    Group Variable Annuity Contracts                 Separate Account                      January 19, 1990


   PFL Retirement Builder Individual         PFL Retirement Builder Variable
       Variable Annuity Contracts                    Annuity Account                        March 29, 1996

    PFL Retirement Builder Immediate         PFL Retirement Builder Variable
       Variable Annuity Contracts                    Annuity Account                        March 29, 1996


  Portfolio Select Individual Variable       PFL Retirement Builder Variable
           Annuity Contracts                         Annuity Account                        March 29, 1996


    PFL Retirement Income Builder II         PFL Retirement Builder Variable
 Individual Variable Annuity Contracts               Annuity Account                        March 29, 1996


  Extra Individual and Group Variable               PFL Life Variable                     February 20, 1997
           Annuity Contracts                        Annuity Account C

  Access Individual and Group Variable              PFL Life Variable                     February 20, 1997
           Annuity Contracts                        Annuity Account D


  Select Advantage Individual Variable              PFL Life Variable                     February 20, 1997
           Annuity Contracts                        Annuity Account E


              Advantage V                       PFL Corporate Account One                  August 10, 1998


              PFL Variable                     PFL Variable Life Account A                   July 1, 1999
         Universal Life Policy


In witness whereof, we have hereunto set our hand as of the dates indicated:

PFL Life Insurance Company                  Variable Insurance Products Fund

By:      /s/ William L. Busler              By:      /s/ Robert C. Pozen
         -----------------------------               ---------------------------

Title:   President                          Title:   Senior Vice President
         -----------------------------               ---------------------------

Date:    February 28, 2000                  Date:    February 19, 2000
         -----------------------------               --------------------------


Fidelity Distributors Corporation           Variable Insurance Products Fund II

By:      /s/ Kevin Kelly                    By:      /s/ Robert C. Pozen
         -----------------------------               ---------------------------

Title:   Vice President                     Title:   Senior Vice President
         -----------------------------               ---------------------------

Date:    February 19, 2000                  Date:    February 19, 2000
         -----------------------------               ---------------------------